This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but the information in this preliminary prospectus supplement and the accompanying prospectus is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-275476
Subject to completion, dated February 28, 2024
PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated November 20, 2023)
      Shares
Common Stock
We are offering           shares of our common stock, par value $0.01 per share (“common stock”), at a purchase price of           per share in this offering pursuant to this prospectus supplement and the accompanying prospectus.
Our common stock is listed on The Nasdaq Capital Market (“Nasdaq”) under the trading symbol “CLPT.” On February 27, 2024, the last sale price of our common stock as reported on Nasdaq was $7.86 per share.
We are a “smaller reporting company” under applicable federal securities laws, and, as such, we are subject to reduced public company reporting requirements. Investing in shares of our common stock involves substantial risks that are described in the “Risk Factors” sections beginning on page S-4 of this prospectus supplement, page 21 of our Annual Report on Form 10-K for the year ended December 31, 2022, page 25 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, page 29 of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, page 30 of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports and information that we file from time to time with the U.S. Securities and Exchange Commission (the “SEC”), which are incorporated by reference into this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the Company before expenses	$	$

(1)
See the section entitled “Underwriting” on page S-13 for additional information regarding underwriting compensation.

The underwriters may also purchase up to an additional           shares of our common stock from us, at the public offering price less the underwriting discount, within 30 days from the date of this prospectus supplement.
We expect to deliver the shares of common stock on or about           , 2024.
Sole Book-Running Manager
Lake Street
The date of this prospectus supplement is           , 2024.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is the prospectus supplement, including the documents incorporated by reference, which describes the specific terms of this offering. The second part, the accompanying prospectus, including the documents incorporated by reference, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. Before you invest, you should carefully read this prospectus supplement, the accompanying prospectus, all information incorporated by reference herein and therein, as well as the additional information described under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page S-21 of this prospectus supplement. These documents contain information you should consider when making your investment decision. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference.
You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectuses we may provide to you in connection with this offering. Neither we nor any of the underwriters have authorized any other person to provide you with any information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”
INDUSTRY AND MARKET DATA
Some market data and other statistical information presented or incorporated by reference in this prospectus supplement are based on data from various independent third-party sources, including independent industry publications, reports by market research firms and other independent sources. Other data is based on management’s estimates and calculations, which are derived from our review and interpretation of internal analyses, as well as third-party sources. Although we believe these third-party sources are reliable, we have not independently verified any information and cannot guarantee its accuracy

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and completeness. To the extent that we have been unable to obtain information from third-party sources, we have expressed our belief on the basis of our own internal analyses of our products and capabilities in comparison to our competitors.
TRADEMARKS AND TRADE NAMES
This prospectus supplement contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference contain “forward-looking statements” as defined under the U.S. federal securities laws. The forward-looking statements relate to our expectations for performance, revenues and costs, and the adequacy of cash and cash equivalent balances and short-term investments to support operations and meet future obligations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC that are incorporated herein by reference, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain. In evaluating forward-looking statements, you should refer to the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports and information that we file from time to time with the SEC, which are incorporated by reference in this prospectus supplement.
This prospectus supplement and the other documents incorporated by reference herein and in the accompanying prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.
These risks and uncertainties include, among other things:
•
future revenues from sales of ClearPoint products and services;

•
our ability to market, commercialize and achieve broader market acceptance for our ClearPoint products and services;

•
estimates regarding the sufficiency of our cash resources and our ability to obtain additional financing, to the extent necessary or advisable;

•
the volatility of the trading price of our common stock; and

•
our expectations regarding the use of proceeds from this offering.

As a result of these risk factors, we cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the other documents we have filed with the SEC

S-iii

that are incorporated herein by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this prospectus supplement, except to the extent required by applicable securities laws. See “Where You Can Find More Information.”

S-iv

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus supplement, in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information you should consider before investing in our common stock pursuant to this prospectus supplement and the accompanying prospectus. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus supplement and the accompanying prospectus, including “Risk Factors” beginning on page S-4 of this prospectus supplement, the financial statements and related notes, and the other information that we incorporate by reference into this prospectus supplement, including the section “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Unless otherwise expressly stated or the context otherwise requires, all information presented in this prospectus supplement assumes that the underwriters’ option to purchase additional shares is not exercised.
Our Company
We are a commercial-stage medical device company, incorporated in 1998 as a Delaware corporation, that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain. From our inception in 1998, we have deployed significant resources to fund our efforts to develop the foundational capabilities for enabling magnetic resonance imaging (“MRI”) guided interventions, building an intellectual property portfolio, and identifying and building out commercial applications for the technologies we develop. In 2021, our efforts expanded beyond the MRI suite to encompass development and commercialization of neurosurgical device products for the operating room setting, as well as consulting services for pharmaceutical companies. Our products have been installed or used at over 75 centers globally.
Since 2020, we have evolved to become a company comprised of two parts: (i) a business providing medical devices for neurosurgical applications, and (ii) a business focused on partnerships in the biologics and drug delivery space.
Medical Devices for Neurosurgical Application
The first foundational part of our business is focused on providing medical devices for neurosurgical applications.
Our primary medical device product, the ClearPoint system, is an integrated system comprised of hardware components, disposable components, and intuitive, menu-driven software. The primary applications for the ClearPoint system are to target and guide: (a) the insertion of deep brain stimulation electrodes, biopsy needles, and laser catheters; and (b) the infusion of pharmaceuticals into the brain. The ClearPoint system was originally designed for use in an MRI setting. In 2021, we launched the SmartFrame Array Neuro Navigation System and Software, which allows for operating room placement of the ClearPoint system and completion of the procedure in the MRI suite. In 2024, we commenced limited market release of the SmartFrame OR Stereotactic System, which allows for complete procedures to be performed in the operating room.
In 2022, we commenced commercialization of the ClearPoint Prism Neuro Laser Therapy System, a laser ablation system. The ClearPoint Prism Neuro Laser Therapy System was developed and is manufactured for us by Clinical Laserthermia Systems AB and its affiliates. We have exclusive global rights to commercialize the system for neuro applications.
Biologics and Drug Delivery
The second part of our business is focused on partnerships in the biologics and drug delivery space, supporting our customers from the earliest stages of their research through their clinical study and commercialization process. Since 2021, a growing part of the revenue from our business is derived from preclinical development services, which include protocol consultation and solutions for preclinical study design and execution. Our consulting services include a core competency of in vivo biology services in large and small research models to assist our customers with establishing drug safety prior to and in support of their human clinical trials.
Currently, we have more than 50 pharma/biotech, academic, and contract research organization partners who are evaluating or using our products and services in trials to inject gene and cell therapies directly into the brain. These partnerships involve drug development programs that are at various stages of development ranging from preclinical research to late-stage regulatory trials for over 15 distinct disease states. This part of our business potentially represents the largest opportunity for growth, which we estimate could have an approximately $7 billion market potential; however, our ability to grow in this market is dependent on our ability to maintain and establish new relationships with pharmaceutical company customers, such customers’ continuation of research and product development plans, and such customers achieving success in completion of clinical trials and subsequent regulatory approvals of their drugs and biologics.
Corporate Information
We were originally incorporated in Delaware in 1998. On February 12, 2020, we changed our corporate name from MRI Interventions, Inc. to ClearPoint Neuro, Inc. Our principal executive offices are located at 120 S. Sierra Ave, Suite 100, Solana Beach, CA 92075. Our telephone number is (888) 287-9109. Our website address is www.clearpointneuro.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on the website is not incorporated by reference into this prospectus and should not be considered part of this prospectus.

The Offering
The following summary of the offering contains basic information about the offering and our common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of our common stock, please refer to the section of the accompanying prospectus entitled “Description of Common Stock.”
Issuer
ClearPoint Neuro, Inc.
Common stock offered by us
      shares of common stock (or      shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Common stock to be outstanding after this offering
      shares of common stock (or      shares of common stock if the underwriters exercise their option to purchase additional shares in full).
Underwriters’ option to purchase additional shares of common stock
We have granted the underwriters an option to purchase up to       of additional shares of our common stock. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of proceeds
We estimate that the net proceeds to us from the offering will be approximately $      million (or approximately $      million if the underwriters exercise their option to purchase additional shares in full), after deducting the underwriting discount and our estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, potential acquisitions of or investments in businesses, products and technologies that complement our business, or repayment of our indebtedness. See “Use of Proceeds.”
Risk factors
See “Risk Factors” beginning on page S-4 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement, for a discussion of factors that you should read and consider before investing in our common stock.
Nasdaq Capital Market symbol
“CLPT”
Unless otherwise indicated, information in this prospectus supplement and the accompanying prospectus with respect to the number of shares of our common stock to be outstanding immediately after the consummation of this offering is based on 24,668,262 shares of common stock outstanding as of February 1, 2024, which includes 375,578 shares of unvested restricted stock, but excludes:
•
2,233,190 shares of common stock issuable upon the exercise of outstanding stock options and the vesting of restricted stock units; and

•
419,089 shares of common stock available for future awards pursuant to our equity compensation plans.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:
•
no exercise of the outstanding options referred to above; and

•
no exercise by the underwriters of their option to purchase additional shares of our common stock from us.

RISK FACTORS
Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below, together with the other information contained in this prospectus supplement, the accompanying prospectus or incorporated by reference herein or therein, including the risks and uncertainties discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, Quarterly Report on Form 10-Q for the quarter ended June 30, 2023, Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and other reports and information that we file from time to time with the SEC, which are incorporated by reference into this prospectus supplement. If any of the risks incorporated by reference or set forth below occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.
Risks Related to our Common Stock and this Offering
The price of our common stock may be volatile, and a stockholder may not be able to resell their shares at or above the public offering price.
If you purchase shares of common stock in this offering you may be unable to sell those shares of common stock at or above the public offering price. Companies trading in the stock market in general have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Further, broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. The market price of our common stock may be volatile. Our stock price could be subject to wide fluctuations in response to a variety of factors, including the following:
•
Failure to successfully develop, market, or commercialize our products or services;

•
Changes in laws or regulations applicable to future products or services;

•
Inability to obtain adequate product supply for our product candidates or the inability to do so at acceptable prices;

•
Adverse regulatory decisions;

•
Introduction of new products, services or technologies by our competitors;

•
Failure to meet or exceed financial projections we may provide to the public;

•
Inability to obtain additional funding;

•
Failure to meet or exceed the financial projections of the investment community;

•
Disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

•
Additions or departures of key personnel;

•
Significant lawsuits, including patent, products liability, or stockholder litigation;

•
Changes in the market valuations of similar companies;

•
Purchases and sales of our common stock resulting from, related to or arising out of (i) recent stock run-ups or recent divergences in valuations relative to those seen during traditional markets, (ii) high short interest or reported short squeezes, or (iii) reports of strong and atypical retail investor interest (whether on social media or otherwise);

•
Sales of our common stock by us or our stockholders in the future; and

•
Trading volume of our common stock.

Although a trading market for our common stock exists, the trading volume has not been significant and there can be no assurance that an active trading market for our common stock will be sustained in the future. As a result of the thin trading market or “float” for our stock, the market price for our common stock may fluctuate significantly more than the stock market as a whole. Without a large float, our common stock is less liquid than the stock of companies with broader public ownership and, as a result, the trading prices of our common stock may be more volatile. In addition, in the absence of an active public trading market, an investor may be unable to liquidate his, her or its investment in us. Trading of a relatively small volume of our common stock may have a greater impact on the trading price for our stock than would be the case if our public float were larger. We cannot predict the prices at which our common stock will trade in the future.
Investors in this offering will suffer immediate and substantial dilution of their investment.
If you purchase common stock in this offering, you will pay more for your shares than our as adjusted net tangible book value per share. Based upon the public offering price of $      per share, you will incur immediate and substantial dilution of $      per share, representing the difference between the public offering price and our as adjusted net tangible book value per share. To the extent outstanding stock options are exercised, new investors may incur further dilution. See “Dilution” for additional information on the dilution you will incur if you purchase common stock in this offering.
A significant portion of our total outstanding shares may be sold into the public market at any time, which could cause the market price of our common stock to drop significantly, even if our business is doing well.
Sales of a substantial number of shares of our common stock in the public market could occur at any time. These sales, or the market perception that the holders of a large number of shares intend to sell shares, could reduce the market price of our common stock. Subject to the restrictions set forth in the 90-day lock-up agreements entered into by each of our directors and officers and certain of our stockholders in connection with this offering as described elsewhere in this prospectus supplement under the heading “Underwriting” (which restrictions may be waived, with or without notice, by Lake Street Capital Markets, LLC), outstanding shares of our common stock may be freely sold in the public market at any time to the extent permitted by Rules 144 and 701 under the Securities Act of 1933, as amended, or the Securities Act, or to the extent that such shares have already been registered under the Securities Act and are held by non-affiliates of ours. As of February 1, 2024, we had 24,668,262 shares of common stock outstanding, all of which shares were, and continue to be, eligible for sale in the public market, subject in some cases to compliance with the requirements of Rule 144, including the volume limitations and manner of sale requirements. In addition, all of the shares offered under this prospectus will be freely tradable without restriction or further registration upon issuance.
We will have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways which you do not agree with or that may not yield a return.
We currently intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, potential acquisitions of or investments in businesses, products and technologies that complement our business, or repayment of our indebtedness. Although we currently intend to use the net proceeds from this offering in such a manner, our management will have broad discretion in the application of the net proceeds. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our stockholders. See “Use of Proceeds” for a more detailed discussion of our expected use of the net proceeds from this offering.
We have not paid dividends in the past and do not expect to pay dividends in the future.
We have never declared or paid cash dividends on our capital stock. We currently intend to retain all future earnings for the operation and expansion of our business and, therefore, do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, any limitations on payments of dividends present in any of our future debt agreements and other factors our board of directors may deem relevant. If we do not pay dividends, a return on our stockholders’ investment will only occur if our stock price appreciates.

We are able to issue shares of preferred stock with greater rights than our common stock.
Our board of directors is authorized to issue one or more series of preferred stock from time to time without any action on the part of our stockholders. Our board of directors also has the power, without stockholder approval, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends and other terms. If we issue preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or other terms, or if we issue preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of our common stock or the market price of our common stock could be adversely affected.
Provisions in our charter documents and Delaware law may inhibit a takeover, which could adversely affect the value of our common stock.
Our certificate of incorporation and bylaws, as well as Delaware corporate law, contain provisions that could delay or prevent a change of control or changes in our management that a stockholder might consider favorable and may prevent shareholders from receiving a takeover premium for their shares. These provisions include, for example, the authorization of our board of directors to issue up to twenty-five million shares of preferred stock without a stockholder vote. In addition, our certificate of incorporation provides that stockholders may not call a special meeting.
We are a Delaware corporation subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Generally, this statute prohibits a publicly-held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which such person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the stockholder. We anticipate that the provisions of Section 203 may encourage parties interested in acquiring us to negotiate in advance with our board of directors, because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions apply even if the offer may be considered beneficial by some of our stockholders. If a change of control or change in management is delayed or prevented, the market price of our common stock could decline.

USE OF PROCEEDS
We estimate that the net proceeds to us from the sale of the shares of common stock in this offering will be approximately $      million, or approximately $      million if the underwriters exercise their option to purchase additional shares in full, after deducting the underwriting discounts and commissions and estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, which may include research and development expenditures, potential acquisitions of or investments in businesses, products and technologies that complement our business, or repayment of our indebtedness, including a senior convertible note (the “2020 Convertible Note”). The 2020 Convertible Note matures on January 29, 2025, unless earlier converted or redeemed in accordance with its terms, and bears an interest at a rate equal to (i) the greater of (a) the three (3)-month Secured Overnight Financing Rate and (b) two percent (2)%, plus (ii) a margin of 2% on the outstanding balance of the 2020 Convertible Note, payable quarterly on the first business day of each calendar quarter.
Our expected use of net proceeds from this offering represents our current intentions based upon our present plans and business condition. As of the date of this prospectus supplement, we cannot predict with complete certainty all of the particular uses for the net proceeds to be received upon the completion of this offering or the actual amounts that we will spend on the uses set forth above.
We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.
DIVIDEND POLICY
We have never declared or paid any cash dividends on our capital stock. We intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors our board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. In addition, our ability to pay cash dividends is currently restricted by the terms of certain financing agreements. Our ability to pay cash dividends on our capital stock in the future may also be limited by the terms of any preferred securities we may issue or agreements governing any additional indebtedness we may incur.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the amount per share paid by purchasers and the as adjusted net tangible book value per share of our common stock after this offering. The net tangible book value of our common stock as of September 30, 2023 was approximately $22.9 million or approximately $0.93 per share of common stock. Net tangible book value per share of our common stock is calculated by subtracting our total liabilities from our total tangible assets, which is equal to total assets less intangible assets, and dividing this amount by the number of shares of common stock outstanding.
Dilution per share represents the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. After giving effect to the sale of all of the shares of our common stock offered in this offering at the public offering price of        $      per share, and after deducting the applicable underwriting discounts and commissions and our estimated offering expenses in connection with this offering, our net tangible book value as of September 30, 2023 would have been approximately $      , or approximately $      per share of common stock. This change represents an immediate increase in the net tangible book value of $      per share of common stock to our existing stockholders and an immediate and substantial dilution in net tangible book value of $      per share of common stock to new investors. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the public offering price per share paid by new investors. The following table illustrates this per share dilution:
Public offering price per share			$
Net tangible book value per share as of September 30, 2023		$0.93
Increase in net tangible book value per share attributable to new investors	$
As adjusted net tangible book value per share after this offering			$
Dilution per share to new investors			$
If the underwriters exercise their option to purchase up to      additional shares in full at the public offering price of      $      per share, the as adjusted net tangible book value will increase to $      , representing an immediate increase in net tangible book value of $      per share of our common stock to existing stockholders and an immediate dilution of $      per share to purchasers of our common stock in this offering.
The number of shares of common stock shown above to be outstanding after this offering is based on 24,625,670 shares outstanding as of September 30, 2023, which includes 408,952 shares of unvested restricted stock, but excludes:
•
2,251,130 shares of common stock issuable upon the exercise of outstanding stock options and the vesting of restricted stock units; and

•
418,319 shares of common stock available for future awards pursuant to our equity compensation plans.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO
NON-U.S. HOLDERS OF OUR COMMON STOCK
The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock issued pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service, or the IRS, in each case, in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.
This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:
•
U.S. expatriates and former citizens or long-term residents of the United States;

•
persons subject to the alternative minimum tax;

•
persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•
banks, insurance companies and other financial institutions;

•
brokers, dealers or traders in securities;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•
tax-exempt organizations or governmental organizations;

•
persons deemed to sell our common stock under the constructive sale provisions of the Code;

•
persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•
tax-qualified retirement plans;

•
“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•
persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

This discussion does not address the tax treatment of partnerships or other pass-through entities, or persons who hold our common stock through partnerships or other pass-through entities, for U.S. federal income tax purposes. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Definition of a Non-U.S. Holder
For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions
As described in the section entitled “Dividend Policy,” we do not anticipate declaring or paying any distributions to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “— Sale or Other Taxable Disposition.”
Subject to the discussion below on effectively connected income, FATCA, and backup withholding, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.
If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.
Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.
Sale or Other Taxable Disposition
Subject to the discussion below on backup withholding and FATCA, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:
•
the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•
the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•
our common stock constitutes a U.S. real property interest, or USRPI, by reason of our status as a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
With respect to the third bullet point above, we believe we are not, and we do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not or will not become a USRPHC in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to U.S. federal income tax if our common stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of (a) the five-year period ending on the date of the sale or other taxable disposition or (b) the Non-U.S. Holder’s holding period.
Non-U.S. Holders should consult their tax advisors regarding any applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder either certifies its non-U.S. status by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.
Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.
Additional Withholding Tax on Payments Made to Foreign Accounts
Withholding taxes may be imposed under Sections 1471 to 1474 of the Code and related Treasury regulations and guidance, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.
Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. Pursuant to proposed Treasury Regulations, upon which a taxpayer generally can rely until final Treasury Regulations are issued, withholding under FATCA does not apply to gross proceeds from the sale or other disposition of our common stock.
Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING
We and the underwriters for the offering named below have entered into an underwriting agreement with respect to the common stock being offered. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of our common stock set forth opposite its name below. Lake Street Capital Markets, LLC is the representative of the underwriters, or the Representative.
Underwriter	Number of Shares
Lake Street Capital Markets, LLC
Total
The underwriting agreement provides that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased, other than those shares covered by the option to purchase additional shares described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act of 1933, as amended (referred to herein as the Securities Act), and to contribute to payments the underwriters may be required to make in respect thereof.
Our common stock is listed on The Nasdaq Capital Market under the symbol “CLPT.”
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions specified in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Option to Purchase Additional Shares.   We have granted to the underwriters an option to purchase up to           additional shares of common stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above.
Discounts and Commissions.   The following table shows the public offering price, underwriting discount and commissions and proceeds, before expenses and fees to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.
Total
	Per Share	Without Option	With Option
Public offering price
Underwriting discount
Proceeds, before expenses and fees, to us
The underwriters propose to offer the shares of common stock to the public at the public offering price set forth on the cover of this prospectus. The underwriters may offer the shares of common stock to securities dealers at the public offering price less a concession not in excess of $      per share. If all of the shares are not sold at the public offering price, the underwriters may change the offering price and other selling terms.
Expenses.   We estimate that the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $200,000 and are payable by us. We also have agreed to reimburse the underwriters for their out-of-pocket, accountable, bona fide expenses actually incurred in connection with this offering, up to $90,000, including for the Underwriters’ counsel fees. In accordance with FINRA Rule 5110, these reimbursed fees and expenses are deemed underwriting compensation for this offering.

Discretionary Accounts.   The underwriters do not intend to confirm sales of the shares to any accounts over which they have discretionary authority.
Stabilization.   In connection with this offering, the underwriters may engage in stabilizing transactions, short sales, syndicate covering transactions, penalty bids and purchases to cover positions created by short sales.
•
Stabilizing transactions permit bids to purchase shares of common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•
Short sales involve sales by the underwriters of shares of common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the option to purchase additional shares. In a naked short position, the number of shares involved is greater than the number of shares in the option to purchase additional shares. The underwriters may close out any short position by exercising their option to purchase additional shares and/or purchasing shares in the open market.

•
Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the option to purchase additional shares. If the underwriters sell more shares than could be covered by exercise of the option to purchase additional shares and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•
Penalty bids permit the Representative to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. These transactions may be effected on the Nasdaq Stock Market, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.
Passive Market Making.   In connection with this offering, underwriters and selling group members may engage in passive market making transactions in our common stock on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, such bid must then be lowered when specified purchase limits are exceeded.
Lock-Up Agreements.   Pursuant to certain “lock-up” agreements, we and our executive officers and directors have agreed, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of, directly or indirectly, or make any demand or request or exercise any right with respect to the registration of, or file with the SEC a registration statement under the Securities Act relating to, any common stock or securities convertible into or exchangeable or exercisable for any common stock without the prior written consent of Lake Street Capital Markets, LLC, for a period of 90 days after the date of the pricing of the offering.

This lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition. The exceptions permit us, among other things and subject to restrictions, to: (a) issue common stock or options pursuant to employee benefit plans, (b) issue common stock upon exercise of outstanding options or (c) file registration statements on Form S-8. The exceptions permit parties to the “lock-up” agreements, among other things and subject to restrictions, to: (a) make certain gifts, (b) if the party is a corporation, partnership, limited liability company or other business entity, make transfers to any shareholders, partners, members of, or owners of similar equity interests in, the party, or to an affiliate of the party, if such transfer is not for value, (c) if the party is a corporation, partnership, limited liability company or other business entity, make transfers in connection with the sale or transfer of all of the party’s capital stock, partnership interests, membership interests or other similar equity interests, as the case may be, or all or substantially all of the party’s assets, in any such case not undertaken for the purpose of avoiding the restrictions imposed by the “lock-up” agreement, (d) sell common stock pursuant to and in accordance with a trading plan pursuant to Rule 10b5-1 under the Exchange Act, existing on the date hereof and (e) transfer common stock to satisfy tax withholding obligations pursuant to our equity incentive plans. In addition, the lock-up provision will not restrict broker-dealers from engaging in market making and similar activities conducted in the ordinary course of their business.
Lake Street Capital Markets, LLC, in its sole discretion, may release our common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether to release our common stock and other securities from lock-up agreements, Lake Street Capital Markets, LLC will consider, among other factors, the holder’s reasons for requesting the release, the number of shares for which the release is being requested and market conditions at the time of the request.
Canada (Alberta, British Columbia, Manitoba, Ontario and Québec Only).   This document constitutes an “exempt offering document” as defined in and for the purposes of applicable Canadian securities laws. No prospectus has been filed with any securities commission or similar regulatory authority in Canada in connection with the offer and sale of shares of common stock described herein (the “Securities”). No securities commission or similar regulatory authority in Canada has reviewed or in any way passed upon this document or on the merits of the Securities and any representation to the contrary is an offence.
Canadian investors are advised that this document has been prepared in reliance on section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”). Pursuant to section 3A.3 of NI 33-105, this document is exempt from the requirement that the issuer and the underwriters in the offering provide Canadian investors with certain conflicts of interest disclosure pertaining to “connected issuer” and/or “related issuer” relationships as may otherwise be required pursuant to subsection 2.1(1) of NI 33-105.
Resale Restrictions
The offer and sale of the Securities in Canada are being made on a private placement basis only and are exempt from the requirement that the issuer prepare and file a prospectus under applicable Canadian securities laws. Any resale of Securities acquired by a Canadian investor in this offering must be made in accordance with applicable Canadian securities laws, which may vary depending on the relevant jurisdiction, and which may require resales to be made in accordance with Canadian prospectus requirements, a statutory exemption from the prospectus requirements, in a transaction exempt from the prospectus requirements or otherwise under a discretionary exemption from the prospectus requirements granted by the applicable local Canadian securities regulatory authority. These resale restrictions may under certain circumstances apply to resales of the Securities outside of Canada.
Representations of Purchasers
Each Canadian investor who purchases the Securities will be deemed to have represented to the issuer, the underwriters and each dealer from whom a purchase confirmation is received, as applicable, that the investor (i) is purchasing as principal, or is deemed to be purchasing as principal in accordance with applicable Canadian securities laws, for investment only and not with a view to resale or redistribution; (ii) is an “accredited investor” as such term is defined in section 1.1 of National Instrument 45-106 Prospectus

Exemptions or, in Ontario, as such term is defined in section 73.3(1) of the Securities Act (Ontario); and (iii) is a “permitted client” as such term is defined in section 1.1 of National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained in this document does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a Canadian investor when deciding to purchase the Securities and, in particular, does not address any Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Securities or with respect to the eligibility of the Securities for investment by such investor under relevant Canadian federal and provincial legislation and regulations.
Rights of Action for Damages or Rescission
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Personal Information
We and the representatives hereby notify prospective Canadian purchasers that: (a) we may be required to provide personal information pertaining to the purchaser as required to be disclosed in Schedule I of Form 45-106F1 under NI 45-106 (including its name, address, telephone number, email address, if provided, and the number and type of securities purchased, the total purchase price paid for such securities, the date of the purchase and specific details of the prospectus exemption relied upon under applicable securities laws to complete such purchase) (“personal information”), which Form 45-106F1 may be required to be filed by us under NI 45-106, (b) such personal information may be delivered to the securities regulatory authority or regulator in accordance with NI 45-106, (c) such personal information is being collected indirectly by the securities regulatory authority or regulator under the authority granted to it under the securities legislation of the applicable legislation, (d) such personal information is collected for the purposes of the administration and enforcement of the securities legislation of the applicable jurisdiction, and (e) the purchaser may contact the applicable securities regulatory authority or regulator by way of the contact information provided in Schedule 2 to Form 45-106F1. Prospective Canadian purchasers that purchase securities in this offering will be deemed to have authorized the indirect collection of the personal information by each applicable securities regulatory authority or regulator, and to have acknowledged and consented to such information being disclosed to the Canadian securities regulatory authority or regulator, and to have acknowledged that such information may become available to the public in accordance with requirements of applicable Canadian laws.
Language of Documents
Upon receipt of this document, each Canadian investor hereby confirms that it has expressly requested that all documents evidencing or relating in any way to the sale of the Securities described herein (including for greater certainty any purchase confirmation or any notice) be drawn up in the English language only. Par la réception de ce document, chaque investisseur canadien confirme par les présentes qu’il a expressément exigé que tous les documents faisant foi ou se rapportant de quelque manière que ce soit à la vente des valeurs mobilières décrites aux présentes (incluant, pour plus de certitude, toute confirmation d’achat ou tout avis) soient rédigés en anglais seulement.
Switzerland.   The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.

European Economic Area and the United Kingdom.   In relation to each Member State of the European Economic Area and the United Kingdom (each, a “Member State”), no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State or, where appropriate, approved in another Member State and notified to the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:
A.
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

B.
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

C.
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and with us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
References to the Prospectus Regulation includes, in relation to the United Kingdom, the Prospectus Regulation as it forms part of the United Kingdom domestic law by virtue of the European Union (Withdrawal) Act of 2018.
United Kingdom.   In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order and/or (iii) to whom it may otherwise be lawfully communicated (all such persons together being referred to as “relevant persons”) in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the Financial Services and Markets Act 2000.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Hong Kong.   The shares of common stock have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”), or which do not constitute an offer to the public within the meaning of the

CO. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Singapore.   Each underwriter has acknowledged that this prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each underwriter has represented and agreed that it has not offered or sold any shares or caused the shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any shares or cause the shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, whether directly or indirectly, to any person in Singapore other than:
A.
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

B.
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

C.
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
A.
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

B.
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer;

(iii)
where the transfer is by operation of law;

(iv)
as specified in Section 276(7) of the SFA; or

(v)
as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification — In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Israel.   In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728 – 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 – 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 – 1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require us to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in the First Addendum to the Israeli Securities Law, 5728 – 1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 – 1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 – 1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 – 1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 – 1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the underwriters.
Electronic Offer, Sale and Distribution of Shares.   A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. The Representative may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Other Relationships.   Certain of the underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates for which they have received, and may in the future receive, customary fees.

LEGAL MATTERS
The validity of the common stock offered hereby will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. Certain legal matters will be passed upon on behalf of the underwriters by Nelson Mullins Riley & Scarborough LLP, Washington, D.C.
EXPERTS
The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and other reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains such reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
Our web site address www.clearpointneuro.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus supplement.
This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided above. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement and the accompanying prospectus are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.
We incorporate by reference the following information or documents that we have filed with the SEC:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023;

•
the information in our proxy statement filed on April 14, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•
our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 8, 2023 and November 9, 2023, respectively;

•
our Current Reports on Form 8-K filed on March 3, 2023, May 22, 2023, May 25, 2023 and August 1, 2023.

We incorporate by reference into this prospectus supplement and accompanying prospectus all reports and other documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus supplement and the termination of the offering of the securities described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and accompanying prospectus from the date of the filing of such reports and documents.
You may request a free copy of any of the documents incorporated by reference in this prospectus supplement (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing us at the following address:
ClearPoint Neuro, Inc.
120 S. Sierra Ave., Suite 100
Solana Beach, CA 92075
Attention: Corporate Secretary
Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus supplement and the accompanying prospectus.

PROSPECTUS
$120,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities
Units

We may offer and sell from time to time, in one or more series or issuances and on terms that we will determine at the time of the offering, any combination of the securities described in this prospectus, up to an aggregate amount of $120,000,000.
We will provide specific terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you purchase any of the securities offered hereby.
These securities may be offered and sold in the same offering or in separate offerings; to or through underwriters, dealers, and agents; or directly to purchasers. The names of any underwriters, dealers, or agents involved in the sale of our securities and their compensation will be described in the applicable prospectus supplement.

Investing in our securities involves a high degree of risk. Before making an investment decision, please read the information under the heading “Risk Factors” beginning on page 3 of this prospectus and in the documents incorporated by reference into this prospectus.
Our common stock is listed on The Nasdaq Capital Market under the symbol “CLPT.” On November 6, 2023, the last reported sale price of our common stock was $6.01 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated November 20, 2023

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf registration process, we may offer to sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $120,000,000. Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the applicable prospectus supplement, including all documents incorporated herein and therein by reference, together with additional information described under “Where You Can Find More Information” below.
This prospectus does not include all of the information that is in the registration statement. We omitted certain parts of the registration statement from this prospectus as permitted by the SEC. We refer you to the registration statement and its exhibits for additional information about us and the securities that may be sold under this prospectus.
We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.
References in this prospectus to “ClearPoint Neuro,” the “Company,” “we,” “us,” “our” and similar terms refer to ClearPoint Neuro, Inc., unless we state otherwise or the context otherwise requires.
ClearPoint Neuro®, ClearPoint®, SmartFlow®, SmartFrame®, SmartGrid®, Inflexion®, SmartTwist®, SmartTip®, ClearPoint Maestro®, ClearPoint Revolution™, SmartFrame Array®, ClearPoint Orchestra™, ClearPoint Prism™, SmartFlow Flex™, ClearPointer™, When Your Path is Unclear, We Point The Way®, and MRI Interventions® are trademarks of ClearPoint Neuro, Inc. Any other trademarks, trade names or service marks referred to in, or incorporated into, this prospectus are the property of their respective owners.

OUR COMPANY
Overview
We are a commercial-stage medical device company that develops and commercializes innovative platforms for performing minimally invasive surgical procedures in the brain. We have deployed significant resources to fund our efforts to develop the foundational capabilities for enabling MRI-guided interventions, building an intellectual property portfolio, and identifying and building out commercial applications for the technologies developed by our company. Beginning in 2021, our efforts have expanded beyond the MRI suite to encompass development and commercialization of new neurosurgical device products for the operating room. In 2022, we commercialized the ClearPoint Prism Neuro Laser Therapy System as our first therapy product offering. We have exclusive global commercialization rights to the ClearPoint Prism Neuro Laser Therapy System through our Swedish partner, Clinical Laserthermia Systems (“CLS”).
Since 2020, we have evolved to become a company comprised of two parts. The first foundational part is a medical device company providing medical devices for neurosurgery applications. The second part is focused on partnerships in the biologics and drug delivery space.
Since 2021, a growing part of our revenue is derived from consulting services to pharmaceutical and biotech companies, academic institutions, or contract research organizations having a focus on biologics and drug delivery. Our services include protocol consultation and solutions for pre-clinical study design and execution. Currently, we have more than 50 biologics and drug delivery customers who are evaluating or using our products and services in trials to inject gene and cell therapies directly into the brain. These relationships involve drug development programs that are at various stages of development ranging from preclinical research to late-stage regulatory trials for multiple distinct disease states. This part of our business potentially represents the largest opportunity for growth; however, our ability to grow in this market is dependent on our ability to maintain and establish new relationships with customers, such customers’ continuation of research and product development plans, and such customers achieving success in completion of clinical trials and subsequent regulatory approvals of their drugs and biologics.
Substantially all our revenue relates to (i) sales of our ClearPoint system products and related services and (ii) consulting services from our customers in the biologics and drug delivery space. We have financed our operations and internal growth primarily through the sale of equity securities and the issuance of convertible and other secured notes. We have incurred significant losses since our inception in 1998 as we have devoted substantial efforts to research and development. As of September 30, 2023, we had accumulated losses of $167.8 million. We may continue to incur operating losses as we expand our ClearPoint system platform and our business generally.
Corporate Information
We were originally incorporated in Delaware in 1998. On February 12, 2020, the Company changed its corporate name from MRI Interventions, Inc. to ClearPoint Neuro, Inc. Our principal executive offices are located at 120 S. Sierra Ave., Suite 100, Solana Beach, California 92075. Our telephone number is (888) 287-9109. Our website address is www.clearpointneuro.com. We have included our website address in this prospectus solely as an inactive textual reference. The information contained on the website is not incorporated by reference into this prospectus, and should not be considered part of this prospectus.

RISK FACTORS
Investing in our securities involves a high degree of risk. See “Item 1A — Risk Factors” in our most recent Annual Report on Form 10-K incorporated by reference in this prospectus and in any subsequent Quarterly Report on Form 10-Q and the “Risk Factors” section in the applicable prospectus supplement for a discussion of the factors you should carefully consider before deciding to purchase our securities. Before you invest in our securities, you should carefully consider these risks as well as other information we include or incorporate by reference into this prospectus and the applicable prospectus supplement. The risks and uncertainties we have described are not the only ones facing us. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The forward-looking statements may relate to our expectations for performance, revenues and costs, and the adequacy of cash and cash equivalent balances and short-term investments to support operations and meet future obligations. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements, expressed or implied by the forward-looking statements.
In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus, any prospectus supplement and the other documents we have filed with the SEC, we caution you that these statements are based on a combination of facts and factors currently known by us and our projections of the future, about which we cannot be certain.
In evaluating forward-looking statements, you should refer to the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which we filed with the SEC on March 1, 2023, and any subsequent Quarterly Reports on Form 10-Q, each incorporated by reference in this prospectus, and in the “Risk Factors” section in the applicable prospectus supplement. See “Where You Can Find More Information.” As a result of these risk factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We do not undertake to update any of the forward-looking statements after the date of this prospectus, except to the extent required by applicable securities laws.
This prospectus, any prospectus supplement and the other documents incorporated by reference herein and therein include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, we have not independently verified such data.

USE OF PROCEEDS
Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds we receive from our sale of the securities covered by this prospectus for general corporate purposes, which may include working capital, capital expenditures, research and development expenditures, clinical trial expenditures, commercial expenditures, possible acquisitions, in-license or other investment in products, technologies or businesses that are complementary to our business. Additional information on the use of net proceeds we receive from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

PLAN OF DISTRIBUTION
We may sell securities in any of the ways described below or in any combination:
•
through one or more underwriters;

•
through dealers, who may act as agents or principal (including a block trade in which a broker or dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction);

•
through one or more agents;

•
through registered direct offerings;

•
as part of a collaboration with a third party;

•
as part of an acquisition or merger with a third party;

•
through at-the-market issuances;

•
in privately negotiated transactions; or

•
directly to purchasers or to a single purchaser.

The distribution of the securities by us may be effected from time to time in one or more transactions:
•
at a fixed price, or prices, which may be changed from time to time;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement will describe the terms of the offering of the securities, including the following, as applicable:
•
the terms of the securities being offered, including the public offering price of the securities and the proceeds to us;

•
the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•
any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•
any options under which underwriters may purchase additional securities from us;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchanges on which the securities may be listed.

Only the agents or underwriters named in each prospectus supplement are agents or underwriters in connection with the securities being offered thereby.
We may authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will be subject only to those conditions set forth in each applicable prospectus supplement, and each prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
We may indemnify agents, underwriters, dealers, or other third parties who participate in the distribution of securities against certain liabilities, including liabilities under the Securities Act, and agree to contribute to payments which these agents, underwriters, dealers, or other third parties may be required to make. Agents, underwriters, dealers and such other third parties may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. We may also use underwriters or such other third parties with whom we have a material relationship. We will describe the nature of any such relationship in the applicable prospectus supplement.
One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for us in the ordinary course of business.
Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority.
Our common stock is listed on The Nasdaq Capital Market. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the development, maintenance or liquidity of any trading market for the securities.
Certain persons participating in an offering may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with rules and regulations under the Securities Exchange Act of 1934, as amended, or the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a short covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF COMMON STOCK
The following description of Common Stock is a summary and is qualified in its entirety by reference to the actual terms and provisions contained in our Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), and our Fourth Amended and Restated Bylaws, as amended from time to time (the “Bylaws”), each of which is filed as an exhibit to our Annual Report on Form 10-K. We encourage you to read our Certificate of Incorporation, our Bylaws, and the applicable provisions of the Delaware General Corporation Law (“DGCL”), for additional information.
General
Our authorized capital stock consists of 90,000,000 shares of our common stock, par value $0.01 per share (“Common Stock”). As of November 1, 2023, we had outstanding 24,620,567 shares of Common Stock held of record by approximately 230 stockholders.
Dividends
Subject to preferential rights that may be applicable to any then outstanding Preferred Stock, holders of Common Stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by our board of directors out of legally available funds.
Voting Rights
Each holder of our Common Stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Under our Certificate of Incorporation and Bylaws, our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the shares of Common Stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.
Liquidation Rights
In the event of our liquidation, dissolution or winding up, after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of Preferred Stock, holders of Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.
Fully Paid and Nonassessable
The outstanding shares of our Common Stock are fully paid and nonassessable.
Absence of Other Rights
Holders of Common Stock have no preemptive, conversion or subscription rights, and there are no redemption or sinking fund provisions applicable to the Common Stock. The rights, preferences and privileges of the holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock that we may designate in the future.
Delaware Anti-Takeover Statute
We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, Section 203, subject to certain exceptions, prohibits a publicly held Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that such person or entity became an interested stockholder, unless:
•
prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding specified shares; or

•
at or subsequent to such date of the transaction that resulted in a person or entity becoming an interested stockholder, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

The application of Section 203 may limit the ability of stockholders to approve a transaction that they may deem to be in their best interests. In addition, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with a corporation for a three-year period, although the stockholders may, by adopting an amendment to our Certificate of Incorporation or Bylaws, elect not to be governed by this section, effective 12 months after adoption.
In general, Section 203 defines “business combination” as:
•
any merger or consolidation involving the corporation and the interested stockholder;

•
any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

•
subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•
the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an “interested stockholder” as any person that is:
•
the owner of 15% or more of the outstanding voting stock of the corporation;

•
an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant date; or

•
an affiliate or associate of the above.

Our Certificate of Incorporation and Bylaws do not exclude us from the restrictions imposed under Section 203. We anticipate that the provisions of Section 203 may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if a majority of the directors then in office approve either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.
Certificate of Incorporation and Bylaws Provisions
Our Certificate of Incorporation and Bylaws:
•
permits our board of directors to issue shares of Preferred Stock, with any rights, preferences and privileges as they may designate, including the right to approve an acquisition or other change in our control;

•
provides that the authorized number of directors may be changed only by resolution of the board of directors;

•
provides that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
requires that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;

•
provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide notice in writing to our Secretary in a timely manner, not less than 90 nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders, provided, however, that if the date of the annual meeting is more than 30 days before or delayed more than 30 days after such anniversary date or there was no annual meeting in the preceding year, notice by the stockholder to be timely must be given, not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting was first made. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be made no earlier than the 120th day prior to such special meeting and not later than the 90th day prior to such special meeting or, if later, the 10th day following the day on which public announcement of the date of such special meeting was first made. Our Bylaws also specify requirements as to the form and content of a stockholder’s notice;
•
does not provide for cumulative voting rights (therefore allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election, if they should so choose);

•
provides that special meetings of our stockholders may be called only by the chairman of the board of directors, our chief executive officer or by the board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors; and

•
provides that stockholders will be permitted to amend our Bylaws only upon receiving at least 66 2∕3% of the votes entitled to be cast by holders of all outstanding shares then entitled to vote generally in the election of directors, voting together as a single class.

These and other provisions contained in our Certificate of Incorporation and Bylaws could delay or discourage some types of transactions involving an actual or potential change in our control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares over then current prices, and may limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our Common Stock.
Listing
Our Common Stock is listed on The Nasdaq Capital Market under the symbol “CLPT.”
Transfer Agent and Registrar
The transfer agent and registrar for our Common Stock is Continental Stock Transfer & Trust Company.

DESCRIPTION OF PREFERRED STOCK
Under our Certificate of Incorporation, we have 25,000,000 authorized shares of preferred stock, $0.01 par value per share (“Preferred Stock”). Our board of directors has the authority, without further action by the stockholders, to issue up to that number of shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the rights, preferences and privileges of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series, but not below the number of shares of such series then outstanding. The board of directors may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the ClearPoint and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of our Common Stock. As of the date hereof, we have no shares of Preferred Stock outstanding.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase shares of our Common Stock, Preferred Stock and/or debt securities in one or more series together with other securities or separately, as described in each applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the applicable warrant agreements and the applicable prospectus supplement for the warrants.
The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:
•
the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•
the currency or currency units in which the offering price, if any, and the exercise price are payable;

•
the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•
if applicable, the exercise price for shares of our Common Stock and the number of shares of Common Stock to be received upon exercise of the warrants;

•
if applicable, the exercise price for shares of our Preferred Stock, the number of shares of Preferred Stock to be received upon exercise, and a description of that class or series of our Preferred Stock;

•
if applicable, the exercise price for our debt securities, the amount of our debt securities to be received upon exercise, and a description of that series of debt securities;

•
the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if the warrants may not be continuously exercised throughout that period, the specific date or dates on which the warrants may be exercised;

•
whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•
any applicable material U.S. federal income tax consequences;

•
the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•
the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•
if applicable, the date from and after which the warrants and the Common Stock, Preferred Stock and/or debt securities will be separately transferable;

•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•
information with respect to book-entry procedures, if any;

•
the anti-dilution provisions of the warrants, if any;

•
any redemption or call provisions;

•
whether the warrants are to be sold separately or with other securities as parts of units; and

•
any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES
We may issue the debt securities offered by this prospectus and any accompanying prospectus supplement under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. We have filed a copy of the form of indenture as an exhibit to the registration statement in which this prospectus is included. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.
We may offer under this prospectus debt securities that, unless otherwise specified in the applicable prospectus supplement, will represent direct, unsecured obligations of the Company and will rank equally with all of our other unsecured indebtedness.
The following statements relating to the debt securities and the indenture are summaries, qualified in their entirety by reference to the detailed provisions of the indenture.
General
We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.
The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:
•
the title of the series;

•
the aggregate principal amount;

•
the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

•
any limit on the aggregate principal amount;

•
the date or dates on which principal is payable;

•
the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

•
the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

•
the place or places where principal and, if applicable, premium and interest, are payable;

•
the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

•
the denominations in which such debt securities may be issuable, if other than denominations of $1,000 or any integral multiple of that number;

•
whether the debt securities are to be issuable in the form of certificated securities (as described below) or global securities (as described below);

•
the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

•
the currency of denomination;

•
the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•
if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denomination, the manner in which the exchange rate with respect to such payments will be determined;

•
if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index, then the manner in which such amounts will be determined;

•
the provisions, if any, relating to any collateral provided for such debt securities;

•
any addition to or change in the covenants and/or the acceleration provisions described in this prospectus or in the indenture;

•
any events of default, if not otherwise described below under “Events of Default”;

•
the terms and conditions, if any, for conversion into or exchange for shares of our Common Stock or Preferred Stock;

•
any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents; and

•
the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

We may issue discount debt securities that provide for an amount less than the stated principal amount to be due and payable upon acceleration of the maturity of such debt securities in accordance with the terms of the indenture. We may also issue debt securities in bearer form, with or without coupons. If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.
We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units. If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Exchange and/or Conversion Rights
We may issue debt securities which can be exchanged for or converted into shares of our Common Stock or Preferred Stock. If we do, we will describe the terms of exchange or conversion in the prospectus supplement relating to these debt securities.
Transfer and Exchange
We may issue debt securities that will be represented by either:
•
“book-entry securities,” which means that there will be one or more global securities registered in the name of a depositary or a nominee of a depositary; or

•
“certificated securities,” which means that they will be represented by a certificate issued in definitive registered form.

We will specify in the prospectus supplement applicable to a particular offering whether the debt securities offered will be book-entry or certificated securities.
Certificated Debt Securities
If you hold certificated debt securities, you may transfer or exchange such debt securities at the trustee’s office or at the paying agent’s office or agency in accordance with the terms of the indenture. You will not be charged a service charge for any transfer or exchange of certificated debt securities but may be required to pay an amount sufficient to cover any tax or other governmental charge payable in connection with such transfer or exchange.
You may affect the transfer of certificated debt securities and of the right to receive the principal of, premium, and/or interest, if any, on the certificated debt securities only by surrendering the certificate representing the certificated debt securities and having us or the trustee issue a new certificate to the new holder.

Global Securities
If we decide to issue debt securities in the form of one or more global securities, then we will register the global securities in the name of the depositary for the global securities or the nominee of the depositary, and the global securities will be delivered by the trustee to the depositary for credit to the accounts of the holders of beneficial interests in the debt securities.
The prospectus supplement will describe the specific terms of the depositary arrangement for debt securities of a series that are issued in global form. None of our Company, the trustee, any payment agent or the security registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global debt security or for maintaining, supervising or reviewing any records relating to these beneficial ownership interests.
No Protection in the Event of Change of Control
The indenture does not have any covenants or other provisions providing for a put or increased interest or otherwise that would afford holders of our debt securities additional protection in the event of a recapitalization transaction, a change of control of the Company, or a highly leveraged transaction. If we offer any covenants or provisions of this type with respect to any debt securities covered by this prospectus, we will describe them in the applicable prospectus supplement.
Covenants
Unless otherwise indicated in this prospectus or the applicable prospectus supplement, our debt securities will not have the benefit of any covenants that limit or restrict our business or operations, the pledging of our assets or the incurrence by us of indebtedness. We will describe in the applicable prospectus supplement any material covenants in respect of a series of debt securities.
Consolidation, Merger and Sale of Assets
We have agreed in the indenture that we will not consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, unless:
•
the person formed by the consolidation or into or with which we are merged or the person to which our properties and assets are conveyed, transferred, sold or leased, is a corporation organized and existing under the laws of the U.S., any state or the District of Columbia or a corporation or comparable legal entity organized under the laws of a foreign jurisdiction and, if we are not the surviving person, the surviving person has expressly assumed all of our obligations, including the payment of the principal of and, premium, if any, and interest on the debt securities and the performance of the other covenants under the indenture; and

•
immediately before and immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the indenture.

Events of Default
Unless otherwise specified in the applicable prospectus supplement, the following events will be events of default under the indenture with respect to debt securities of any series:
•
we fail to pay any principal or premium, if any, when it becomes due;

•
we fail to pay any interest within 30 days after it becomes due;

•
we fail to observe or perform any other covenant in the debt securities or the indenture for 60 days after written notice specifying the failure from the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of that series; and

•
certain events involving bankruptcy, insolvency or reorganization of ClearPoint Neuro or any of our significant subsidiaries.

The trustee may withhold notice to the holders of the debt securities of any series of any default, except in payment of principal of or premium, if any, or interest on the debt securities of a series, if the trustee considers it to be in the best interest of the holders of the debt securities of that series to do so.
If an event of default (other than an event of default resulting from certain events of bankruptcy, insolvency or reorganization) occurs, and is continuing, then the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of any series may accelerate the maturity of the debt securities. If this happens, the entire principal amount, plus the premium, if any, of all the outstanding debt securities of the affected series plus accrued interest to the date of acceleration will be immediately due and payable. At any time after the acceleration, but before a judgment or decree based on such acceleration is obtained by the trustee, the holders of a majority in aggregate principal amount of outstanding debt securities of such series may rescind and annul such acceleration if:
•
all events of default (other than nonpayment of accelerated principal, premium or interest) have been cured or waived;

•
all lawful interest on overdue interest and overdue principal has been paid; and

•
the rescission would not conflict with any judgment or decree.

In addition, if the acceleration occurs at any time when we have outstanding indebtedness which is senior to the debt securities, the payment of the principal amount of outstanding debt securities may be subordinated in right of payment to the prior payment of any amounts due under the senior indebtedness, in which case the holders of debt securities will be entitled to payment under the terms prescribed in the instruments evidencing the senior indebtedness and the indenture.
If an event of default resulting from certain events of bankruptcy, insolvency or reorganization occurs, the principal, premium and interest amount with respect to all of the debt securities of any series will be due and payable immediately without any declaration or other act on the part of the trustee or the holders of the debt securities of that series.
The holders of a majority in principal amount of the outstanding debt securities of a series will have the right to waive any existing default or compliance with any provision of the indenture or the debt securities of that series and to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, subject to certain limitations specified in the indenture.
No holder of any debt security of a series will have any right to institute any proceeding with respect to the indenture or for any remedy under the indenture, unless:
•
the holder gives to the trustee written notice of a continuing event of default;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the affected series make a written request and offer reasonable indemnity to the trustee to institute a proceeding as trustee;

•
the trustee fails to institute a proceeding within 60 days after such request; and

•
the holders of a majority in aggregate principal amount of the outstanding debt securities of the affected series do not give the trustee a direction inconsistent with such request during such 60-day period.

These limitations do not, however, apply to a suit instituted for payment on debt securities of any series on or after the due dates expressed in the debt securities.
We will periodically deliver certificates to the trustee regarding our compliance with our obligations under the indenture.
Modification and Waiver
From time to time, we and the trustee may, without the consent of holders of the debt securities of one or more series, amend the indenture or the debt securities of one or more series, or supplement the indenture, for certain specified purposes, including:

•
to provide that the surviving entity following a change of control of the Company permitted under the indenture will assume all of our obligations under the indenture and debt securities;

•
to provide for certificated debt securities in addition to uncertificated debt securities;

•
to comply with any requirements of the SEC under the Trust Indenture Act of 1939;

•
to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to cure any ambiguity, defect or inconsistency, or make any other change that does not materially and adversely affect the rights of any holder; and

•
to appoint a successor trustee under the indenture with respect to one or more series.

From time to time we and the trustee may, with the consent of holders of at least a majority in principal amount of an outstanding series of debt securities, amend or supplement the indenture or the debt securities series, or waive compliance in a particular instance by us with any provision of the indenture or the debt securities. We may not, however, without the consent of each holder affected by such action, modify or supplement the indenture or the debt securities or waive compliance with any provision of the indenture or the debt securities in order to:
•
reduce the amount of debt securities whose holders must consent to an amendment, supplement, or waiver to the indenture or such debt security;

•
reduce the rate of or change the time for payment of interest or reduce the amount of or postpone the date for payment of sinking fund or analogous obligations;

•
reduce the principal of or change the stated maturity of the debt securities;

•
make any debt security payable in money other than that stated in the debt security;

•
change the amount or time of any payment required or reduce the premium payable upon any redemption, or change the time before which no such redemption may be made;

•
waive a default in the payment of the principal of, premium, if any, or interest on the debt securities or a redemption payment;

•
waive a redemption payment with respect to any debt securities or change any provision with respect to redemption of debt securities; or

•
take any other action otherwise prohibited by the indenture to be taken without the consent of each holder affected by the action.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
The indenture permits us, at any time, to elect to discharge our obligations with respect to one or more series of debt securities by following certain procedures described in the indenture. These procedures will allow us either:
•
to defease and be discharged from any and all of our obligations with respect to any debt securities except for the following obligations (which discharge is referred to as “legal defeasance”):

(1)
to register the transfer or exchange of such debt securities;

(2)
to replace temporary or mutilated, destroyed, lost or stolen debt securities;

(3)
to compensate and indemnify the trustee; or

(4)
to maintain an office or agency in respect of the debt securities and to hold monies for payment in trust; or

•
to be released from our obligations with respect to the debt securities under certain covenants contained in the indenture, as well as any additional covenants which may be contained in an applicable supplemental indenture (which release is referred to as “covenant defeasance”).

In order to exercise either defeasance option, we must deposit with the trustee or other qualifying trustee, in trust for that purpose:
•
money;

•
U.S. Government Obligations (as described below) or Foreign Government Obligations (as described below) which through the scheduled payment of principal and interest in accordance with their terms will provide money; or

•
a combination of money and/or U.S. Government Obligations and/or Foreign Government Obligations sufficient in the written opinion of a nationally-recognized firm of independent accountants (solely in the case of any U.S. Government Obligations or Foreign Government Obligations) to provide money;

which in each case specified above, provides a sufficient amount to pay the principal of, premium, if any, and interest, if any, on the debt securities of the series, on the scheduled due dates or on a selected date of redemption in accordance with the terms of the indenture.
In addition, defeasance may be effected only if, among other things:
•
in the case of either legal or covenant defeasance, we deliver to the trustee an opinion of counsel, as specified in the indenture, stating that as a result of the defeasance neither the trust nor the trustee will be required to register as an investment company under the Investment Company Act of 1940;

•
in the case of legal defeasance, we deliver to the trustee an opinion of counsel stating that we have received from, or there has been published by, the Internal Revenue Service a ruling to the effect that, or there has been a change in any applicable federal income tax law with the effect that (and the opinion shall confirm that), the holders of outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes solely as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner, including as a result of prepayment, and at the same times as would have been the case if legal defeasance had not occurred;

•
in the case of covenant defeasance, we deliver to the trustee an opinion of counsel to the effect that the holders of the outstanding debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if covenant defeasance had not occurred; and

•
certain other conditions described in the indenture are satisfied.

If we fail to comply with our remaining obligations under the indenture and any applicable supplemental indenture after a covenant defeasance of the indenture and any applicable supplemental indenture, and the debt securities are declared due and payable because of the occurrence of any undefeased event of default, the amount of money and/or U.S. Government Obligations and/or Foreign Government Obligations on deposit with the trustee could be insufficient to pay amounts due under the debt securities of the affected series at the time of acceleration. We will, however, remain liable in respect of these payments.
The term “U.S. Government Obligations” as used in the above discussion means securities which are direct obligations of or non-callable obligations guaranteed by the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.
The term “Foreign Government Obligations” as used in the above discussion means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars (1) direct obligations of the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged or (2) obligations of a person controlled or supervised by or acting as an agent or instrumentality of such government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which in either case under clauses (1) or (2), are not callable or redeemable at the option of the issuer.

Regarding the Trustee
We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. You should note that if the trustee becomes a creditor of ClearPoint Neuro, the indenture and the Trust Indenture Act of 1939 limit the rights of the trustee to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim, as security or otherwise. The trustee and its affiliates may engage in, and will be permitted to continue to engage in, other transactions with us and our affiliates. If, however, the trustee acquires any “conflicting interest” within the meaning of the Trust Indenture Act of 1939, it must eliminate such conflict or resign.
The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee. If an event of default occurs and is continuing, the trustee, in the exercise of its rights and powers, must use the degree of care and skill of a prudent person in the conduct of his or her own affairs. Subject to that provision, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they have offered to the trustee reasonable indemnity or security.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•
the title of the series of units;

•
identification and description of the separate constituent securities comprising the units;

•
the price or prices at which the units will be issued;

•
the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•
a discussion of certain United States federal income tax considerations applicable to the units; and

•
any other terms of the units and their constituent securities.

WHERE YOU CAN FIND MORE INFORMATION
We have filed a registration statement on Form S-3 with the SEC for the securities offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information.
We are subject to the informational requirements of the Exchange Act and, in accordance with the Exchange Act, are required to file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Such annual, quarterly and current reports, proxy and information statements and other information can be reviewed by accessing the SEC’s website at www.sec.gov. This information is also available on the investor relations section of our website, which is located at www.clearpointneuro.com. Information on, or accessible through, our website is not part of this prospectus.
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” information we have filed with it into our registration statement of which this prospectus is a part, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. We incorporate by reference into this prospectus the documents listed below and any additional documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date we file this prospectus, except for information “furnished” under Items 2.02, 7.01 or 9.01 on Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated in this prospectus until the termination of the offering of securities described in the applicable prospectus supplement.
We hereby incorporate by reference the following documents and information:
•
our Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023;

•
the information in our proxy statement filed on April 14, 2023, to the extent incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

•
our Quarterly Reports on Form 10-Q filed with the SEC on May 11, 2023, August 8, 2023 and November 9, 2023, respectively

•
our Current Reports on Form 8-K filed with the SEC on March 3, 2023, May 22, 2023, May 25, 2023, and August 1, 2023; and

•
the description of Common Stock set forth in the Registrant’s Registration Statement on Form 8A12B filed with the Commission on December 6, 2019, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, upon written or oral request of any such person, a copy of the reports and documents that have been incorporated by reference into this prospectus, at no cost. Any such request should be directed to: ClearPoint Neuro, Inc., 120 S. Sierra Avenue, Suite 100, Solana Beach, CA, 920755; Attention: Corporate Secretary. These documents are also available on the Investor Relations section of our website, which is located at http://www.clearpointneuro.com, or as described under “Where You Can Find More Information” above. The reference to our website address does not constitute incorporation by reference of the information contained on our websites.
Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

LEGAL MATTERS
The validity of the issuance of the securities offered pursuant to this prospectus will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. The validity of any securities will be passed upon for any underwriters or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The audited consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

           Shares
Common Stock
PRELIMINARY PROSPECTUS SUPPLEMENT
Sole Book-Running Manager
Lake Street
                 , 2024.